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                                EQ ADVISORS TRUST

                             ORGANIZATIONAL EXPENSE
                             REIMBURSEMENT AGREEMENT

        This Agreement is made as of the 31st day of December, 1998, by and between EQ Financial Consultants, Inc. (the "Manager") and EQ Advisors Trust (the "Trust"), on behalf of the MFS Growth with Income Portfolio, the EQ/Evergreen Foundation Portfolio and the EQ/Evergreen Portfolio (the "New Portfolios), each of which is a new series of the Trust.

        WHEREAS, the Trust is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended, and

        WHEREAS, there have been certain necessary organizational expenses incurred as a part of such process, which are proper expenses of the New Portfolios, that have been and will in the future be paid by the Manager and affiliated companies of the Manager, by reason of the fact that each New Portfolio was not capitalized when such expenses were incurred (such expenses hereinafter referred to as "Organizational Expenses");

        NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

        1. Effective as of the initial public offering of shares of each New Portfolio, the Trust shall be obligated to reimburse and pay to the Manager, or such affiliated companies of the Manager as the Manager may designate, the amounts expended and to be expended by the Manager and its affiliates for Organizational Expenses.

        2. Such reimbursements shall be paid by the Trust promptly upon the demand of the Manager. Upon demand for payment, the Manager shall present copies of invoices of receipts, copies of canceled checks or other evidence of payment of the Organizational Expenses for which it is demanding reimbursement from the Trust.

                             EQ ADVISORS TRUST
                             ON BEHALF OF EACH OF THE NEW
                             PORTFOLIOS

                             By:
                                -------------------------------
                                Peter D. Noris
                                President and Trustee

                             EQ FINANCIAL CONSULTANTS, INC.

                             By:
                                -------------------------------
                                Peter D. Noris
                                Executive Vice President

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